UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2022

Vapotherm, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38740	46-2259298
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Domain Drive
Exeter, New Hampshire		03833
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 603 658-0011

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 per value per share	VAPO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On April 27, 2022, Vapotherm, Inc. (the “Company”) committed to a plan to relocate all of its manufacturing operations from Exeter, New Hampshire to a company operated manufacturing facility in Mexico to be determined. While it is anticipated that this move will incur significant start-up costs, the anticipated lower costs associated with the planned Mexico plant will be a key part of the Company’s plan to increase future gross margins and mitigate the risk of higher U.S. inflation and a tight labor market in New Hampshire for the foreseeable future. The Company disclosed this restructuring plan in “Part II. Item 5. Other Information” in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022 as filed with the Securities and Exchange Commission (the “SEC”) on May 4, 2022. As of that time, the Company was still in the process of determining the amount of the related restructuring charges, and accordingly, was unable to estimate the total amount or range of amounts expected to be incurred in connection with the action or the total amount or range of amounts that will result in future cash expenditures.

The purpose of this Amendment on Form 8-K/A (this “Amendment”) is to amend and update the Company’s prior disclosure to provide estimates of the total amount or range of amounts expected to be incurred in connection with the action and the total amount or range of amounts that will result in future cash expenditures. During the three months ended June 30, 2022, the Company incurred restructuring expenses of approximately $2.3 million, comprised of termination benefits including severance, benefits and other payroll-related charges. The Company expects to incur additional restructuring expenses over the next three to six months as part of this restructuring plan consisting of additional termination benefits in the range of $0.5 million to $0.7 million, and all of which will result in future cash expenditures. The Company estimates that its total restructuring expenses, all of which relate to termination benefits, will be in the range of $2.8 million to $3.0 million.

Cautionary Note Regarding Forward-Looking Statements

This Amendment contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this Amendment are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “expect,” “plan,” “anticipate,” “could,” “intend,” “project,” “believe,” “estimate,” “predict,” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words, and the use of future dates. Forward-looking statements in this Amendment include, but are not limited to, statements regarding the Company’s belief that the move of its manufacturing operations to Mexico will incur significant start-up costs, lead to anticipated lower costs associated with the planned Mexico plant, increase future gross margins and mitigate the risk of higher U.S. inflation and a tight labor market in New Hampshire and its estimates of the total amount or range of amounts expected to be incurred in connection with the restructuring and the total amount or range of amounts that will result in future cash expenditures. The forward-looking statements in this Amendment are only predictions and are based largely on the Company’s current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. These forward-looking statements speak only as of the date of this Amendment and are subject to a number of known and unknown risks, uncertainties and assumptions, including without limitation, the risk that the restructuring charges and cash expenditures may differ from the estimates provided herein, the risk associated with successfully transitioning the Company’s manufacturing operations from New Hampshire to Mexico and that the anticipated benefits therefrom may never materialize and other risks described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 as filed with the SEC on February 24, 2022 and in its other subsequent filings with the SEC, including its most recent Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022 as filed with the SEC on August 3, 2022. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond the Company’s control, investors should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in the Company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, the Company does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vapotherm, Inc.

Date:	August 3, 2022	By:	/s/ James A. Lightman
James A. Lightman Senior Vice President, General Counsel and Secretary